Exhibit T3A-22

Business Entity - Filing Acknowledgement 06/28/2021 Work Order Item Number: W2021062801072-1420781 Filing Number: 20211564418 Filing Type: Articles of Incorporation-For-Profit Filing Date/Time: 6/28/2021 9:55:00 AM Filing Page(s): 2 Indexed Entity Information: Entity ID: E15644192021-7 Entity Name: CSAC Acquisition NV Corp. Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E15644192021-7 Filing Number 20211564418 Filed On 6/28/2021 9:55:00 AM Number of Pages 2

DOMESTIC CORPORATION (78) CHARTER I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that CSAC Acquisition NV Corp. did, on 06/28/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202106281787162 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/28/2021. Secretary of State BARBARA K. CEGAVSKE

Business Entity - Filing Acknowledgement 06/28/2021 Work Order Item Number: W2021062801072-1420782 Filing Number: 20211564442 Filing Type: Initial List Filing Date/Time: 6/28/2021 9:55:00 AM Filing Page(s): 2 Indexed Entity Information: Entity ID: E15644192021-7 Entity Name: CSAC Acquisition NV Corp. Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E15644192021-7 Filing Number 20211564442 Filed On 6/28/2021 9:55:00 AM Number of Pages 2

NEVADA STATE BUSINESS LICENSE CSAC Acquisition NV Corp. Nevada Business Identification # NV20212149029 Expiration Date: 06/30/2022 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202106281787189 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/28/2021. BARBARA K. CEGAVSKE Secretary of State